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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-18485) pertaining to the Covance Inc. Employee Equity Participation Plan, in the Registration Statement (Form S-8 No. 333-18487) pertaining to The Stock Purchase Plan of Covance Inc., in the Registration Statement (Form S-8 No. 333-18493) pertaining to the Covance Inc. Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 333-29467) pertaining to the Covance Inc. Conversion Equity Plan, in the Registration Statement (Form S-8 No. 333-33185) pertaining to the Covance Inc. Restricted Share Plan, in the Registration Statement (Form S-8 No. 333-36469) pertaining to the Covance Inc. Employee Stock Ownership Plan, in the Registration Statement (Form S-8 No. 333-90777) pertaining to the Covance Inc. Deferred Stock Unit Plan for Non-Employee Members of the Board of Directors, in the Registration Statement (Form S-8 No. 333-90779) pertaining to the Covance Inc. Non-Employee Director Stock Option Plan, in the Registration Statement (Form S-8 No. 333-90781) pertaining to the Covance Inc. Director's Restricted Stock Plan, in the Registration Statement (Form S-8 No. 333-36586) pertaining to the Covance Inc. Employee Stock Purchase Plan and the Covance Inc. 2000 Employee Equity Participation Plan, in the Registration Statement (Form S-8 No. 333-83712) pertaining to the Covance Inc. Stock Purchase Savings Plan, in the Registration Statement (Form S-8 No. 333-97433) pertaining to the 2002 Employee Equity Participation Plan and the 2002 Employee Stock Option Plan, in the Registration Statement (Form S-8 No. 333-159605 pertaining to the Covance Inc. 401(K) Savings Plan, 2007 Employee Equity Participation Plan in the Registration Statement (Form S-8 No. 333-142974), in the Registration Statement (Form S-8 No. 333-151525) pertaining to the Covance Inc. 2008 Non-Employee Director Stock Option Plan, and in the Registration Statement (Form S-8 No. 333-167237) pertaining to the Covance Inc. 2010 Employee Equity Participation Plan, of our reports dated February 28, 2012, with respect to the consolidated financial statements of Covance Inc. and the effectiveness of internal control over financial reporting of Covance Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ ERNST & YOUNG LLP

MetroPark, New Jersey
February 28, 2012

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Consent of Independent Registered Public Accounting Firm